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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT:  OCTOBER 30, 1997

                        (date of earliest event reported)


                            BRITE VOICE SYSTEMS, INC.
                     (Exact name of Registrant as specified
                        in its Articles of Incorporation)



          KANSAS                       0-17920                  48-0986248
(State or other jurisdiction       (Commission File          (I.R.S. Employer
     of incorporation)                 Number)              Identification No.)


250 INTERNATIONAL PARKWAY, SUITE 300, HEATHROW, FLORIDA              32746
Address of principal executive offices)                            (Zip code)


Registrant's telephone number, including area code:  (407) 357-1000

                                 NOT APPLICABLE
                        (Former name, or former address,
                          if changed since last report)

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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On September 23, 1997, Brite Voice Systems, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Purchase Agreement") with IT Network, Inc. ("IT Network"), a subsidiary of Source Media, Inc., pursuant to which the Company would sell to IT Network certain of the assets used in its electronic publishing business for $35,000,000 to be paid in cash upon closing of the transaction. The business includes (i) the management of audiotex systems installed on the premises of newspaper and yellow pages publishers, including daily programming changes and the production of monthly reports reflecting system usage, messages played and advertisements heard; (ii) the creation and transmission by satellite of a wide variety of general information suitable for dissemination in any location for access by telephone callers through audiotex systems owned or operated by newspaper and yellow pages publishers, broadcasters and network operators; (iii) the creation and provision to yellow pages publishers over the Internet of a variety of information; (iv) the sale of advertising sponsorships to various categories of audiotex information made available through yellow pages publishers' audiotex systems, including creation of printed material designed for inclusion in the publishers' directories, and (v) advertiser management services provided on behalf of yellow pages publishers whereby advertising entities are contacted from an outbound call center for periodic updating of their audiotex sponsorships and advertisements. The assets include (i) the Company's contracts for system management, audio networks, advertising sales and advertiser support, and (ii) the furniture, equipment and other tangible personal property and intellectual property used in connection with the business being transferred. The amount of the consideration was determined through extensive negotiations directly between the Company and IT Network. The transactions covered by the Purchase Agreement were consummated on October 30, 1997, subject to certain post-closing adjustments.

          The foregoing summary of the Purchase Agreement is not complete, and is qualified in all respects by reference to the Purchase Agreement, and the amendment thereto, copies of which are attached hereto as Exhibits 2.1 and 2.2. The Schedules to the Purchase Agreement, as listed at page iv of the Purchase Agreement, have been omitted from
          Exhibit 2.1; however, any omitted Schedule will be furnished supplementally to the Commission upon request.

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          Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits

          2.1 Asset Purchase Agreement dated September 23, 1997 between IT Network,Inc. and Brite Voice Systems, Inc.

          2.2  Amendment to Asset Purchase Agreement dated October 7, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              BRITE VOICE SYSTEMS, INC.


                              By /s/ Glenn A. Etherington
                                 ---------------------------------------
                                 Glenn A. Etherington
                                 Chief Financial Officer

Dated:  November 7, 1997